EXHIBIT 99.2

June 21, 2002
IMMEDIATE RELEASE

Contact:	Ms. Simone Lagomarsino, President and Chief Executive Officer (310) 725-5631 Ms. Karen Abajian, Chief Financial Officer (310) 725-1890

HAWTHORNE FINANCIAL CORPORATION COMPLETES STOCK
REPURCHASE FROM BASS FAMILY

EL SEGUNDO, California, June 21, 2002 — Hawthorne Financial Corporation (NASDAQ: HTHR), parent company of Hawthorne Savings, F.S.B. (“Hawthorne”), announced today that it completed the previously announced repurchase of 500,000 shares of common stock for $29.09 per share from members of the Bass Family.

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Hawthorne Financial Corporation is traded on NASDAQ and has $1.9 billion in total assets. The company’s wholly owned subsidiary Hawthorne Savings, F.S.B., operates nine branches in Southern California and is a real estate secured lender. For more information, please visit Hawthorne Financial Corporation’s website at: www.hawthornesavings.com.